Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 23, 2017, included in the Proxy Statement/Prospectus/Information Statement of OncoGenex Pharmaceuticals, Inc. that is made a part of the Registration Statement on Form S-4 of OncoGenex Pharmaceuticals, Inc. dated March 27, 2017.

Vancouver, Canada	/s/ Ernst & Young LLP
March 27, 2017	Chartered Professional Accountants